Exhibit 99.2

EMPIRE STATE
REALTY TRUST
Supplemental Operating
and Financial Data

Third Quarter 2021

Forward-looking Statements

This presentation includes “forward looking statements” within the meaning of the federal securities laws. Forward-looking statements may be identified by the use of words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or the negative of these words and phrases or similar words or phrases.

The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: (i) economic, political and social impact of, and uncertainty relating to, the COVID-19 pandemic; (ii) resolution of legal proceedings involving the Company; (iii) reduced demand for office or retail space, including as a result of the COVID-19 pandemic; (iv) changes in our business strategy; (v) changes in technology and market competition that affect utilization of our office, retail, broadcast or other facilities; (vi) changes in domestic or international tourism, including due to health crises such as the COVID-19 pandemic, geopolitical events and/or currency exchange rates, which may cause a decline in Observatory visitors; (vii) defaults on, early terminations of, or non-renewal of, leases by tenants; (viii) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors, including the potential phasing out of LIBOR after 2021; (ix) declining real estate valuations and impairment charges; (x) termination or expiration of our ground leases; (xi) changes in our ability to pay down, refinance, restructure or extend our indebtedness as it becomes due and potential limitations on our ability to borrow additional funds in compliance with drawdown conditions and financial covenants; (xii) decreased rental rates or increased vacancy rates; (xiii) our failure to redevelop and reposition properties, or to execute any newly planned capital project successfully or on the anticipated timeline or at the anticipated costs; (xiv) difficulties in identifying properties to acquire and completing acquisitions; (xv) risks related to our development projects (including our Metro Tower development site) and capital projects, including the cost of construction delays and cost overruns; (xvi) impact of changes in governmental regulations, tax laws and rates and similar matters; (xvii) our failure to qualify as a REIT; (xviii) environmental uncertainties and risks related to adverse weather conditions, rising sea levels and natural disasters, (xix) the accuracy of our methodologies and estimates regarding ESG metrics, goals and targets, tenant willingness and ability to collaborate towards reporting ESG metrics and meeting ESG goals and targets, and the impact of governmental regulation on our ESG efforts and (xx) a failure of conditions or performance regarding any event or transaction described in the Company’s earnings press release for this quarter.

For a further discussion of these and other factors that could impact the Company’s future results, performance or transactions, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to update or revise publicly any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes after the date of this press release, except as required by applicable law. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

Third Quarter 2021

COMPANY PROFILE

Empire State Realty Trust, Inc., or the Company, is a leading real estate investment trust (REIT) that owns, manages, operates, acquires and repositions office and retail properties in Manhattan and the greater New York metropolitan area, including the Empire State Building, the world’s most famous building.

BOARD OF DIRECTORS

Anthony E. Malkin	Chairman, President and Chief Executive Officer
Leslie D. Biddle	Director, Chair of the Compensation and Human Capital Committee
Thomas J. DeRosa	Director
Steven J. Gilbert	Director, Lead Independent Director
S. Michael Giliberto	Director, Chair of the Audit Committee
Patricia S. Han	Director
Grant H. Hill	Director
R. Paige Hood	Director, Chair of the Finance Committee
James D. Robinson IV	Director, Chair of the Nominating and Corporate Governance Committee

EXECUTIVE MANAGEMENT

Anthony E. Malkin	Chairman, President and Chief Executive Officer
Christina Chiu	Executive Vice President and Chief Financial Officer
Thomas P. Durels	Executive Vice President, Real Estate
Thomas N. Keltner, Jr.	Executive Vice President, General Counsel

COMPANY INFORMATION

Corporate Headquarters	Investor Relations	New York Stock Exchange
111 West 33rd Street, 12th Floor	IR@esrtreit.com	Trading Symbol: ESRT
New York, NY 10120
www.esrtreit.com
(212) 850-2600

RESEARCH COVERAGE

Bank of America Merrill Lynch	James Feldman	(646) 855-5808	james.feldman@baml.com
BMO Capital Markets Corp.	John Kim	(212) 885-4115	jp.kim@bmo.com
BTIG	Thomas Catherwood	(212) 738-6140	tcatherwood@btig.com
Citi	Michael Bilerman	(212) 816-1383	michael.bilerman@citi.com
	Emmanuel Korchman	(212) 816-1382	emmanuel.korchman@citi.com
Evercore ISI	Steve Sakwa	(212) 446-9462	steve.sakwa@evercoreisi.com
Green Street Advisors	Daniel Ismail	(949) 640-8780	dismail@greenstreetadvisors.com
KeyBanc Capital Markets	Craig Mailman	(917) 368-2316	cmailman@key.com
Wells Fargo Securities, LLC	Blaine Heck	(443) 263-6529	blaine.heck@wellsfargo.com
Wolfe Research	Andrew Rosivach	(646) 582-9251	arosivach@wolferesearch.com

Third Quarter 2021
Financial Highlights
(unaudited and dollars in thousands, except per share amounts)

	Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Selected Items:
Revenue	$165,048	$153,408	$145,304	$151,399	$146,575
Net income (loss)	$(10,183)	$4,411	$(3,191)	$710	$(12,269)
Cash net operating income (1)	$87,736	$82,812	$71,340	$82,079	$73,037
Core funds from operations (“Core FFO”) (1)	$55,289	$48,798	$41,035	$47,308	$34,896
Core funds available for distribution (“Core FAD”) (1)	$37,676	$27,205	$29,693	$41,267	$24,083
Core FFO per share—diluted	$0.20	$0.18	$0.15	$0.17	$0.12
Diluted weighted average shares	277,716,000	278,436,000	277,881,000	278,471,000	280,940,000
Dividends declared and paid per share	$0.035	$0.035	$—	$—	$—
Portfolio Statistics:
Number of properties	20	20	20	20	20
Total rentable square footage	10,129,201	10,135,063	10,134,980	10,135,330	10,136,793
Percent occupied (2)	83.5%	85.2%	85.0%	85.9%	85.9%
Percent leased (3)	86.5%	88.2%	88.7%	88.7%	89.7%
Observatory Metrics:
Number of visitors (4)	255,000	162,000	51,000	55,000	30,000
Change in visitors year over year	750.0%	N/A	(87.9%)	(93.8%)	(97.1%)
Observatory revenues (5)	$12,796	$8,359	$2,603	$5,008	$4,419
Change in revenues year over year	189.6%	N/A	(86.7%)	(86.7%)	(88.2%)
Ratios:
Debt to Total Market Capitalization (6)	42.2%	37.9%	39.7%	43.9%	51.6%
Net Debt to Total Market Capitalization (6)	34.7%	31.4%	32.6%	37.2%	46.3%
Debt and Perpetual Preferred Units to
Total Market Capitalization (6)	43.9%	39.5%	41.3%	45.7%	53.9%
Net Debt and Perpetual Preferred Units to
Total Market Capitalization (6)	36.7%	33.1%	34.5%	39.2%	48.9%
Debt to Adjusted EBITDA (1) (7)	7.7x	8.3x	8.6x	8.4x	6.9x
Net Debt to Adjusted EBITDA (1) (7)	5.6x	6.2x	6.5x	6.3x	5.6x
Interest Coverage Ratio	4.0x	3.7x	3.5x	3.7x	2.9x
Core FFO Payout Ratio (8)	18%	19%	0%	0%	0%
Core FAD Payout Ratio (9)	26%	35%	0%	0%	0%
Class A common stock price at quarter end	$10.03	$12.00	$11.13	$9.32	$6.12
Average closing price	$10.79	$11.76	$10.42	$7.89	$6.49
Dividends per share—annualized	$0.14	$0.14	$—	$—	$—
Dividend yield (10)	1.4%	1.2%	0.0%	0.0%	0.0%
Series 2013 Private Perpetual Preferred Units outstanding ($16.62 liquidation value)	1,560,360	1,560,360	1,560,360	1,560,360	1,560,360
Series 2019 Private Perpetual Preferred Units outstanding ($13.52 liquidation value)	4,664,038	4,664,038	4,664,038	4,664,038	4,664,038
Class A common stock	172,293,081	172,399,373	171,327,270	170,555,274	171,981,257
Class B common stock	999,220	1,001,179	1,004,601	1,010,130	1,010,832
Operating partnership units	111,812,211	112,322,404	113,290,326	113,713,319	115,383,860

Total common stock and operating partnership units outstanding (11) (12)	285,104,512	285,722,956	285,622,197	285,278,723	288,375,949

Notes:

(1)

Represents non-GAAP financial measures. For a discussion on what these metrics represent and why the Company presents them, see page 23 and for a reconciliation of these metrics to net income, see pages 5 and 19.

(2)	Based on leases signed and commenced as of end of period.
(3)	Represents occupancy and includes signed leases not commenced.
(4)	Reflects the number of visitors who pass through the turnstile, excluding visitors who make a second visit on the same ticket at no additional charge.
(5)	Observatory revenues include the fixed license fee received from WDFG North America, the Observatory gift shop operator. See page 16.
(6)

Market capitalization represents the sum of (i) Company’s common stock per share price as of September 30, 2021 multiplied by the total outstanding number of shares of common stock and operating partnership units as of September 30, 2021; (ii) the number of Series 2014 perpetual preferred units at September 30, 2021 multiplied by $16.62, (iii) the number of Series 2019 perpetual preferred units at September 30, 2021 multiplied by $13.52, and (iv) our outstanding indebtedness as of September 30, 2021.

(7)	Calculated based on trailing 12 months Adjusted EBITDA.
(8)	Represents the amount of Core FFO paid out in distributions.
(9)	Represents the amount of Core FAD paid out in distributions.
(10)	Based on the closing price per share of Class A common stock on September 30, 2021.
(11)

As of September 30, 2021, the Company has had conversions from operating partnership units and Class B common shares to Class A common shares totaling 63.3 million shares or approximately $635 million at a closing share price of $10.03. This represents a 77% increase in the number of Class A shares since the IPO.

(12)	Represents fully diluted common stock and operating partnership units as it includes unvested restricted stock and unvested LTIP units.

Third Quarter 2021
Property Summary - Same Store Net Operating Income (“NOI”) by Quarter
(unaudited and dollars in thousands)

	Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Same Store Total Portfolio
Revenues	$140,617	$141,383	$141,136	$138,255	$140,698
Operating expenses	(65,254)	(62,479)	(64,057)	(65,313)	(67,363)

Same store property NOI	75,363	78,904	77,079	72,942	73,335
Straight-line rent	(3,087)	(3,763)	(6,347)	640	(395)
Above/below-market rent revenue amortization	(4,244)	(717)	(654)	(674)	(679)
Below-market ground lease amortization	1,957	1,958	1,958	1,958	1,957

Total same store property cash NOI—excluding lease termination fees	$69,989	$76,382	$72,036	$74,866	$74,218

Percent change over prior year	(5.7)%	(6.0)%	3.0%	1.5%	9.3%

Property cash NOI	$69,989	$76,382	$72,036	$74,866	$74,218
Observatory cash NOI	6,426	3,091	(1,985)	(628)	(1,512)
Lease termination fees	11,321	3,339	1,289	7,841	331

Total portfolio same store cash NOI	$87,736	$82,812	$71,340	$82,079	$73,037

Same Store Manhattan Office Portfolio (1)
Revenues	$120,636	$121,647	$121,611	$119,191	$121,348
Operating expenses	(56,058)	(53,324)	(54,543)	(55,618)	(57,642)

Same store property NOI	64,578	68,323	67,068	63,573	63,706
Straight-line rent	(2,259)	(4,072)	(7,117)	522	(380)
Above/below-market rent revenue amortization	(4,244)	(717)	(654)	(674)	(679)
Below-market ground lease amortization	1,957	1,958	1,958	1,958	1,957

Total same store property cash NOI—excluding lease termination fees	60,032	65,492	61,255	65,379	64,604
Lease termination fees	11,128	2,863	1,167	7,834	282

Total same store property cash NOI	$71,160	$68,355	$62,422	$73,213	$64,886

Same Store Greater New York Metropolitan Area Office Portfolio
Revenues	$16,691	$15,897	$15,721	$15,623	$15,930
Operating expenses	(7,576)	(7,143)	(7,488)	(7,747)	(7,870)

Same store property NOI	9,115	8,754	8,233	7,876	8,060
Straight-line rent	(1,024)	133	480	198	23
Above/below-market rent revenue amortization	—	—	—	—	—
Below-market ground lease amortization	—	—	—	—	—

Total same store property cash NOI—excluding lease termination fees	8,091	8,887	8,713	8,074	8,083
Lease termination fees	193	476	122	7	49

Total same store property cash NOI	$8,284	$9,363	$8,835	$8,081	$8,132

Same Store Standalone Retail Portfolio
Revenues	$3,290	$3,839	$3,804	$3,441	$3,420
Operating expenses	(1,620)	(2,012)	(2,026)	(1,948)	(1,851)

Same store property NOI	1,670	1,827	1,778	1,493	1,569
Straight-line rent	196	176	290	(80)	(38)
Above/below-market rent revenue amortization	—	—	—	—	—
Below-market ground lease amortization	—	—	—	—	—

Total same store property cash NOI—excluding lease termination fees	1,866	2,003	2,068	1,413	1,531
Lease termination fees	—	—	—	—	—

Total same store property cash NOI	$1,866	$2,003	$2,068	$1,413	$1,531

Note:

(1)	Includes 504,402 rentable square feet of retail space in the Company’s nine Manhattan office properties.

Third Quarter 2021
Net Operating Income (“NOI”), Initial Free Rent Burn-Off and Signed Leases Not Commenced
(unaudited and dollars in thousands)

Reconciliation of Net Income to NOI and Cash NOI

	Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Net income (loss)	$(10,183)	$4,411	$(3,191)	$710	$(12,269)
Add:
General and administrative expenses	14,427	14,089	13,853	13,627	14,517
Depreciation and amortization	65,794	45,088	44,457	47,397	44,733
Interest expense	23,577	23,422	23,768	23,001	23,360
Income tax expense (benefit)	20	(1,185)	(2,106)	(4,177)	38
Impairment charges	—	—	—	—	1,259
IPO litigation expense	—	—	—	—	1,165
Less:
Third-party management and other fees	(314)	(327)	(276)	(295)	(283)
Interest income	(211)	(164)	(122)	(108)	(366)

Net operating income	93,110	85,334	76,383	80,155	72,154
Straight-line rent	(3,087)	(3,763)	(6,347)	640	(395)
Above/below-market rent revenue amortization	(4,244)	(717)	(654)	(674)	(679)
Below-market ground lease amortization	1,957	1,958	1,958	1,958	1,957

Total cash NOI—including Observatory and lease termination income	87,736	82,812	71,340	82,079	73,037
Less: Observatory NOI	(6,426)	(3,091)	1,985	628	1,512
Less: Lease termination income	(11,321)	(3,339)	(1,289)	(7,841)	(331)

Total property cash NOI—excluding Observatory and lease termination income	$69,989	$76,382	$72,036	$74,866	$74,218

Burn-off of Free Rent and Signed Leases Not Commenced
	Incremental Annual Revenue	Base Cash Rent Contributing to Cash NOI in the Following Years
Total Portfolio		2021	2022	2023	2024
Commenced leases in free rent period	$24,329	$1,647	$16,904	$23,149	$23,259
Signed leases not commenced	20,710	—	4,038	19,381	20,710

Total	$45,039	$1,647	$20,942	$42,530	$43,969

Commenced leases in free rent period

	Square Feet	Incremental Annual Revenue	Base Cash Rent Contributing to Cash NOI in the Following Years
			2021		2022	2023	2024
Fourth quarter 2021	295,260	$10,432	$1,647	(1)	$10,432	$10,432	$9,993
First quarter 2022	80,063	2,418	—		2,153	2,418	2,153
Second quarter 2022	124,928	5,697	—		3,576	5,331	5,331
Third quarter 2022	35,260	2,096	—		724	2,096	2,096
Fourth quarter 2022	7,327	385	—		19	385	385
First quarter 2023	63,173	3,301				2,487	3,301

		$24,329	$1,647		$16,904	$23,149	$23,259

Signed leases not commenced (“SLNC”)

	Square	Expected Base Rent Commencement		Incremental Annual	Base Cash Rent Contributing to Cash NOI in the Following Years
Tenant	Feet	GAAP	Cash	Revenue (2)	2021	2022	2023	2024
Zentalis Pharmaceuticals	31,362	Dec. 2021	Dec. 2022	$1,940	$—	$109	$1,940	$1,940
Playfly, Inc.	29,566	Jan. 2022	Nov. 2022	1,630	—	189	1,630	1,630
Burlington Stores	33,125	Jan. 2022	Jan. 2023	1,890	—	—	1,883	1,890
Argo Group USA, Inc.	30,002	Mar. 2022	Oct. 2022	1,710	—	423	1,710	1,710
Starbucks Corporation	22,916	Aug. 2022	Aug. 2022	900	—	364	900	900
Institutional Capital Network, Inc.	29,351	Nov. 2022	Oct. 2023	690	—	—	169	690
Target	37,173	Sept. 2022	Dec. 2022	4,230	—	341	4,230	4,230
LinkedIn Corporation:
LinkedIn Corporation	52,574	Jul. 2022	Jul. 2022	3,840	—	1,908	3,840	3,840
LinkedIn Corporation	30,283	Dec. 2022	Oct. 2023	780	—	—	193	780
Other SLNC	58,802	Oct. 2021- Feb. 2023	Apr. 2022- Feb. 2023	3,100	—	704	2,886	3,100

Total	355,154			$20,710	$—	$4,038	$19,381	$20,710

Notes:

(1)	As an example, the 2021 amount represents cash revenue contributing from the cash rent commencement date of October 2021 through December 2021. The full annual amount is realized in 2022.
(2)	Reflects new annual rent less annual rent from existing tenant in the space.

Third Quarter 2021 Property Summary - Leasing Activity by Quarter (unaudited)

	Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Total Portfolio
Total leases executed	34	35	26	33	18
Weighted average lease term	6.9 years	8.3 years	10.0 years	7.7 years	8.1 years
Average free rent period	6.3 months	7.9 months	9.5 months	7.6 months	5.9 months
Office
Total square footage executed	264,132	179,439	170,757	395,035	242,323
Average starting cash rent psf—leases executed	$53.39	$51.78	$54.42	$52.52	$50.98
Previously escalated cash rents psf	$53.25	$53.69	$50.96	$55.53	$53.74
Percentage of new cash rent over previously escalated rents	0.3%	(3.6%)	6.8%	(5.4%)	(5.1%)
Retail
Total square footage executed	3,923	11,399	1,060	18,321	5,126
Average starting cash rent psf—leases executed	$99.97	$185.15	$90.00	$132.75	$53.68
Previously escalated cash rents psf	$179.25	$260.21	$97.32	$234.27	$55.15
Percentage of new cash rent over previously escalated rents	(44.2%)	(28.8%)	(7.5%)	(43.3%)	(2.7%)
Total Portfolio
Total square footage executed	268,055	190,838	171,817	413,356	247,449
Average starting cash rent psf—leases executed	$54.11	$59.75	$54.64	$56.08	$51.04
Previously escalated cash rents psf	$55.18	$66.03	$51.24	$63.45	$53.77
Percentage of new cash rent over previously escalated rents	(2.0%)	(9.5%)	6.6%	(11.6%)	(5.1%)
Leasing commission costs per square foot	$15.82	$18.16	$20.39	$14.17	$7.31
Tenant improvement costs per square foot	61.16	42.72	74.39	30.58	41.78

Total LC and TI per square foot (1)	$76.98	$60.88	$94.78	$44.75	$49.09

Occupancy	83.5%	85.2%	85.0%	85.9%	85.9%
Manhattan Office Portfolio (2)
Total leases executed	23	25	18	25	9
Office—New Leases
Total square footage executed	139,620	82,944	111,397	321,848	130,783
Average starting cash rent psf—leases executed	$57.86	$54.41	$57.66	$54.00	$51.93
Previously escalated cash rents psf	$57.23	$55.34	$50.25	$57.87	$48.56
Percentage of new cash rent over previously escalated rents	1.1%	-1.7%	14.7%	-6.4%	6.9%
Office—Renewal Leases
Total square footage executed	72,681	69,523	31,612	36,571	6,049
Average starting cash rent psf—leases executed	$54.73	$55.06	$57.58	$50.80	$50.48
Previously escalated cash rents psf	$54.26	$57.56	$65.12	$48.99	$60.61
Percentage of new cash rent over previously escalated rents	0.9%	(4.3%)	(11.6%)	3.7%	(16.7%)
Retail—New and Renewal Leases
Total square footage executed	1,044	—	1,060	11,394	5,126
Average starting cash rent psf—leases executed	$168.82	$—	$90.00	$116.92	$53.68
Previously escalated cash rents psf	$270.97	$—	$97.32	$201.69	$55.15
Percentage of new cash rent over previously escalated rents	(37.7%)	0.0%	(7.5%)	(42.0%)	(2.7%)

Total Manhattan Office Portfolio
Total square footage executed	213,345	152,467	144,069	369,813	141,958
Average starting cash rent psf—leases executed	$57.33	$54.71	$57.88	$55.62	$51.93
Previously escalated cash rents psf	$57.26	$56.35	$53.86	$61.25	$49.31
Percentage of new cash rent over previously escalated rents	0.1%	-2.9%	7.5%	-9.2%	5.3%
Leasing commission costs per square foot	$17.26	$18.29	$23.57	$15.20	$3.80
Tenant improvement costs per square foot	60.41	47.42	81.11	32.93	17.36

Total LC and TI per square foot (2)	$77.67	$65.71	$104.68	$48.13	$21.16

Occupancy	84.5%	87.0%	86.2%	87.2%	86.9%

Third Quarter 2021 Property Summary - Leasing Activity by Quarter - (Continued) (unaudited)

	Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Greater New York Metropolitan Area Office Portfolio
Total leases executed	10	7	8	7	9
Total square footage executed	51,831	26,972	27,748	36,616	105,491
Average starting cash rent psf - leases executed	$35.00	$35.23	$37.80	$41.23	$49.84
Previously escalated cash rents psf	$37.19	$38.65	$37.64	$43.25	$59.77
Percentage of new cash rent over previously escalated rents	(5.9%)	(8.8%)	0.4%	(4.7%)	(16.6%)
Leasing commission costs per square foot	$9.26	$5.01	$3.88	$6.35	$12.02
Tenant improvement costs per square foot	64.91	19.20	39.53	12.61	74.65

Total LC and TI per square foot (2)	$74.17	$24.21	$43.41	$18.96	$86.67

Occupancy	79.8%	76.1%	78.4%	79.0%	80.1%
Standalone Retail Portfolio
Total leases executed	1	3	—	1	—
Total square footage executed	2,879	11,399	—	6,927	—
Average starting cash rent psf - leases executed	$75.00	$185.15	$—	$158.80	$—
Previously escalated cash rents psf	$145.99	$260.21	$—	$287.86	$—
Percentage of new cash rent over previously escalated rents	(48.6%)	(28.8%)	0.0%	(44.8%)	0.0%
Leasing commission costs per square foot	$26.75	$47.58	$—	$—	$—
Tenant improvement costs per square foot	50.00	35.51	—	—	—

Total LC and TI per square foot (2)	$76.75	$83.09	$—	$—	$—

Occupancy	79.0%	97.1%	97.1%	97.1%	95.2%

Notes:

(1)

Presents all tenant improvement and leasing commission costs as if they were incurred in the period in which the lease was signed, which may be different than the period in which they were actually paid.

(2)	Includes 504,402 rentable square feet of retail space in the Company’s nine Manhattan office properties.

Third Quarter 2021 Property Detail (unaudited)

Property Name	Location or Sub-Market	Rentable Square Feet (1)	Percent Occupied (2)	Annualized Rent (3)	Annualized Rent per Occupied Square Foot (4)	Number of Leases (5)
Manhattan Office Properties - Office
The Empire State Building (6)	Penn Station -Times Sq. South	2,714,953	82.3%	$138,747,968	$62.09	155
One Grand Central Place	Grand Central	1,249,013	87.8%	65,559,599	59.78	167
1400 Broadway (7)	Penn Station -Times Sq. South	917,716	89.8%	45,877,005	55.66	23
111 West 33rd Street (8)	Penn Station -Times Sq. South	641,036	95.8%	39,722,528	64.68	22
250 West 57th Street	Columbus Circle - West Side	466,143	81.7%	23,657,815	62.15	33
501 Seventh Avenue	Penn Station -Times Sq. South	461,380	79.3%	17,758,789	48.51	23
1359 Broadway	Penn Station -Times Sq. South	456,129	71.9%	18,780,151	57.29	26
1350 Broadway (9)	Penn Station -Times Sq. South	372,126	79.5%	17,846,588	60.33	54
1333 Broadway	Penn Station -Times Sq. South	295,635	87.0%	14,062,970	54.68	13

Manhattan Office Properties - Office		7,574,131	84.5%	382,013,413	59.72	516
Manhattan Office Properties - Retail
The Empire State Building	Penn Station -Times Sq. South	97,322	50.6%	5,887,863	119.56	11
One Grand Central Place	Grand Central	68,733	98.9%	8,612,112	126.74	12
1400 Broadway (7)	Penn Station -Times Sq. South	20,176	77.2%	1,731,713	111.21	7
112 West 34th Street (8)	Penn Station -Times Sq. South	91,280	100.0%	23,742,322	260.10	4
250 West 57th Street	Columbus Circle - West Side	67,927	86.3%	8,732,706	148.90	6
501 Seventh Avenue	Penn Station -Times Sq. South	33,632	90.2%	2,121,809	69.93	8
1359 Broadway	Penn Station -Times Sq. South	27,624	88.5%	1,539,736	63.01	5
1350 Broadway (9)	Penn Station -Times Sq. South	30,707	73.3%	5,697,920	253.30	4
1333 Broadway	Penn Station -Times Sq. South	67,001	100.0%	9,632,550	143.77	4

Manhattan Office Properties - Retail		504,402	84.6%	67,698,732	158.56	61

Sub-Total/Weighted Average
Manhattan Office Properties - Office and Retail		8,078,533	84.5%	449,712,144	65.90	577

Greater New York Metropolitan Area Office Properties
First Stamford Place (10)	Stamford, CT	776,412	82.5%	28,343,072	44.23	40
Metro Center	Stamford, CT	286,384	84.3%	13,721,446	56.83	19
383 Main Avenue	Norwalk, CT	260,175	47.1%	3,674,878	29.98	19
500 Mamaroneck Avenue	Harrison, NY	287,351	87.2%	7,535,370	30.08	31
10 Bank Street	White Plains, NY	234,985	92.2%	8,035,206	37.11	32

Sub-Total/Weighted Average Greater New York Metropolitan Area Office Properties		1,845,307	79.8%	61,309,972	41.65	141

Standalone Retail Properties
10 Union Square	Union Square	57,857	30.4%	4,160,690	236.40	9
1542 Third Avenue	Upper East Side	56,250	100.0%	3,343,039	59.43	4
1010 Third Avenue	Upper East Side	44,662	100.0%	3,658,188	81.91	2
77 West 55th Street	Midtown	25,388	100.0%	1,968,830	77.55	3
69-97 Main Street	Westport, CT	16,874	82.9%	1,565,401	111.85	4
103-107 Main Street	Westport, CT	4,330	100.0%	606,200	140.00	1

Sub-Total/Weighted Average Standalone Retail Properties		205,361	79.0%	15,302,347	94.33	23

Portfolio Total		10,129,201	83.5%	$526,324,464	$62.23	741

Total/Weighted Average Office Properties		9,419,438	83.5%	$443,323,385	$56.34	657
Total/Weighted Average Retail Properties		709,763	83.0%	83,001,079	140.87	84

Portfolio Total		10,129,201	83.5%	$526,324,464	$62.23	741

Notes:

(1)

Excludes (i) 204,168 square feet of space across the Company’s portfolio attributable to building management use and tenant amenities and (ii) 79,613 square feet of space attributable to the Company’s observatory.

(2)	Based on leases signed and commenced as of September 30, 2021.
(3)	Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(4)	Represents annualized rent under leases commenced as of September 30, 2021 divided by occupied square feet.
(5)

Represents the number of leases at each property or on a portfolio basis. If a tenant has more than one lease, whether or not at the same property, but with different expirations, the number of leases is calculated equal to the number of leases with different expirations.

(6)	Includes 38,912 rentable square feet of space leased by the Company’s broadcasting tenants.
(7)	Denotes a ground leasehold interest in the property with a remaining term, including unilateral extension rights available to the Company, of approximately 42 years (expiring December 31, 2063).
(8)	Denotes a ground leasehold interest in the property with a remaining term, including unilateral extension rights available to the Company, of approximately 56 years (expiring May 31, 2077).
(9)	Denotes a ground leasehold interest in the property with a remaining term, including unilateral extension rights available to the Company, of approximately 29 years (expiring July 31, 2050).
(10)	First Stamford Place consists of three buildings.

Third Quarter 2021 Total Portfolio Expirations and Vacates Summary (unaudited and in square feet)

	Actual	Forecast (1)	Forecast (1)

	Three Months Ended		Three Months Ended
Total Portfolio (2)	September 30, 2021	December 31, 2021	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	Full Year 2022
Total expirations	121,771	213,966	138,844	145,906	168,875	104,266	557,891
Less: broadcasting	—	(2,708)		—	—	—	—

Office and retail expirations	121,771	211,258	138,844	145,906	168,875	104,266	557,891

Renewals & relocations (3)	55,356	64,805	27,236	44,909	28,969	20,574	121,688
New leases (4)	27,206	17,546	33,176	3,602	—	8,307	45,085
Vacates (5)	39,209	121,714	52,359	53,053	102,903	31,181	239,496
Unknown (6)	—	7,193	26,073	44,342	37,003	44,204	151,622

Total Portfolio expirations and vacates	121,771	211,258	138,844	145,906	168,875	104,266	557,891

Manhattan Office Portfolio
Total expirations	110,008	130,829	116,922	113,973	62,716	67,711	361,322
Less: broadcasting	—	(2,708)	—	—	—	—	—

Office expirations	110,008	128,121	116,922	113,973	62,716	67,711	361,322

Renewals & relocations (3)	55,356	47,501	22,586	32,677	17,147	18,903	91,313
New leases (4)	27,206	17,546	33,176	3,602	—	8,307	45,085
Vacates (5)	27,446	55,781	41,517	39,716	28,536	10,532	120,301
Unknown (6)	—	7,193	19,643	37,978	17,033	29,969	104,623

Total expirations and vacates	110,008	128,021	116,922	113,973	62,716	67,711	361,322

Greater New York Metropolitan Area Office Portfolio
Office expirations	8,281	72,690	20,121	31,933	64,438	34,884	151,376

Renewals & relocations (3)	—	14,194	2,849	12,232	11,822	—	26,903
New leases (4)	—	—	—	—	—	—	—
Vacates (5)	8,281	58,496	10,842	13,337	33,550	20,649	78,378
Unknown (6)	—	—	6,430	6,364	19,066	14,235	46,095

Total expirations and vacates	8,281	72,690	20,121	31,933	64,438	34,884	151,376

Retail Portfolio
Retail expirations	3,482	10,547	1,801	—	41,721	1,671	45,193

Renewals & relocations (3)	—	3,110	1,801	—	—	1,671	3,472
New leases (4)	—	—	—	—	—	—	—
Vacates (5)	3,482	7,437	—	—	40,817	—	40,817
Unknown (6)	—	—	—	—	904	—	904

Total expirations and vacates	3,482	10,547	1,801	—	41,721	1,671	45,193

Notes:

(1)

These forecasts, which are subject to change, are based on management’s expectations, including, among other things, discussions with and other information provided by tenants as well as management’s analyses of past historical trends.

(2)

Any lease on month to month or short-term will re-appear in “Actual” in each period until tenant has vacated or renewed, and thus it would be double counted if periods were cumulated. “Forecast” avoids double counting.

(3)

For forecasted periods, “Renewals & relocations” includes the following: tenants renew their existing leases in all or a portion of their current spaces; tenants which signed renewal leases for a term of less than six months and reappear in forecast periods in 2021; and tenants who move within a building or within the Company’s portfolio.

(4)

For forecasted periods, “New Leases” represents leases that have been signed with a new tenant, a subtenant who signed a direct lease or a tenant who expanded. The lease commencement dates are provided on page 6. There may be downtime between the lease expiration and the new lease commencement.

(5)

For forecasted periods, “Vacates” assumes a tenant elects not to renew at the end of their existing lease or exercises an early termination option; leases that the Company decides not to renew tenant at the end of their existing lease due to anticipated future redevelopment or for other reasons.

This also may include early lease terminations.

(6)	For forecasted periods, “Unknown” represents tenants’ whose intention is unknown.

Third Quarter 2021 Tenant Lease Expirations (unaudited)

Total Lease Expirations	Number of Leases Expiring (1)	Rentable Square Feet Expiring (2)	Percent of Portfolio Rentable Square Feet Expiring	Annualized Rent (3)	Percent of Annualized Rent	Annualized Rent Per Rentable Square Foot
Available	—	1,366,110	13.5%	$—	0.0%	$—
Signed leases not commenced	20	304,741	3.0%	—	0.0%	—
3Q 2021 (4)	20	63,627	0.6%	3,229,033	0.6%	50.75
4Q 2021	22	170,709	1.7%	8,667,747	1.6%	50.77

Total 2021	42	234,336	2.3%	11,896,780	2.3%	50.77
1Q 2022	21	138,844	1.4%	7,672,193	1.5%	55.26
2Q 2022	29	145,906	1.4%	7,885,080	1.5%	54.04
3Q 2022	29	168,875	1.7%	11,209,713	2.1%	66.38
4Q 2022	27	104,266	1.0%	5,782,371	1.1%	55.46

Total 2022	106	557,891	5.5%	32,549,357	6.2%	58.34
2023	94	670,173	6.6%	40,805,845	7.8%	60.89
2024	95	857,825	8.5%	51,782,633	9.8%	60.37
2025	83	516,054	5.1%	31,345,350	6.0%	60.74
2026	72	795,429	7.9%	42,856,847	8.1%	53.88
2027	66	584,902	5.8%	37,101,705	7.0%	63.43
2028	38	919,340	9.1%	48,115,079	9.1%	52.34
2029	41	903,943	8.9%	65,241,185	12.4%	72.17
2030	34	711,497	7.0%	47,014,700	8.9%	66.08
2031	20	164,273	1.6%	19,646,062	3.7%	119.59
Thereafter	50	1,542,687	15.2%	97,968,921	18.7%	63.51

Total	761	10,129,201	100.0%	$526,324,464	100.0%	$62.23

Manhattan Office Properties (5)
Available	—	953,210	12.6%	$—	0.0%	$—
Signed leases not commenced	11	223,682	3.0%	—	0.0%	—
3Q 2021 (4)	15	48,410	0.6%	2,645,256	0.7%	54.64
4Q 2021	15	102,689	1.4%	5,550,613	1.5%	54.05

Total 2021	30	151,099	2.0%	8,195,869	2.1%	54.24
1Q 2022	16	116,922	1.5%	6,511,311	1.7%	55.69
2Q 2022	23	113,973	1.5%	6,582,418	1.7%	57.75
3Q 2022	15	62,716	0.8%	3,930,987	1.0%	62.68
4Q 2022	21	67,711	0.9%	3,955,812	1.0%	58.42

Total 2022	75	361,322	4.8%	20,980,528	5.5%	58.07
2023	74	509,799	6.7%	30,290,814	7.9%	59.42
2024	73	636,078	8.4%	38,331,841	10.0%	60.26
2025	49	324,370	4.3%	20,769,513	5.4%	64.03
2026	51	571,165	7.5%	32,678,528	8.6%	57.21
2027	46	414,340	5.5%	24,894,602	6.5%	60.08
2028	23	784,138	10.4%	42,028,421	11.0%	53.60
2029	27	647,901	8.6%	38,807,223	10.2%	59.90
2030	21	607,354	8.0%	36,909,918	9.7%	60.77
2031	10	79,806	1.1%	5,581,218	1.5%	69.93
Thereafter	37	1,309,867	17.1%	82,544,938	21.6%	63.02

Total Manhattan office properties	527	7,574,131	100.0%	$382,013,413	100.0%	$59.72

Notes:

(1)	If a lease has two different expiration dates, it is considered to be two leases (for the purpose of lease count and square footage).
(2)

Excludes (i) 204,168 rentable square feet of space across the Company portfolio attributable to building management use and tenant amenities and (ii) 79,613 square feet of space attributable to the Company’s observatory.

(3)	Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(4)	Represents leases that are included in occupancy as of September 30, 2021 and expire on September 30, 2021.
(5)	Excludes (i) retail space in the Company’s Manhattan office properties and (ii) the Empire State Building broadcasting licenses and observatory operations.

Third Quarter 2021 Tenant Lease Expirations (unaudited)

Greater New York Metropolitan Area Office Properties	Number of Leases Expiring (1)	Rentable Square Feet Expiring (2)	Percent of Portfolio Rentable Square Feet Expiring	Annualized Rent (3)	Percent of Annualized Rent	Annualized Rent Per Rentable Square Foot
Available	—	355,239	19.3%	$—	0.0%	$—
Signed leases not commenced	5	18,154	1.0%	—	0.0%	—
3Q 2021 (4)	3	5,784	0.3%	1,827	0.0%	0.32
4Q 2021	6	66,906	3.6%	3,039,154	5.0%	45.42

Total 2021	9	72,690	3.9%	3,040,981	5.0%	41.83
1Q 2022	4	20,121	1.1%	925,248	1.5%	45.98
2Q 2022	6	31,933	1.7%	1,302,662	2.1%	40.79
3Q 2022	8	64,438	3.5%	2,449,101	4.0%	38.01
4Q 2022	5	34,884	1.9%	1,604,316	2.6%	45.99

Total 2022	23	151,376	8.2%	6,281,327	10.2%	41.49
2023	15	152,874	8.3%	7,134,440	11.6%	46.67
2024	13	191,633	10.4%	8,482,804	13.8%	44.27
2025	30	168,215	9.1%	6,181,482	10.1%	36.75
2026	15	157,503	8.5%	6,086,194	9.9%	38.64
2027	14	116,324	6.3%	4,326,040	7.1%	37.19
2028	10	123,851	6.7%	4,348,350	7.1%	35.11
2029	6	149,116	8.1%	6,507,235	10.6%	43.64
2030	4	36,578	2.0%	1,826,928	3.0%	49.95
2031	—	—	0.0%	—	0.0%	—
Thereafter	2	151,754	8.2%	7,094,191	11.6%	46.75

Total greater New York metropolitan area office properties	146	1,845,307	100.0%	$61,309,972	100.0%	$41.65

Retail Properties
Available	—	57,661	8.1%	$—	0.0%	$—
Signed leases not commenced	4	62,905	8.9%	—	0.0%	—
3Q 2021 (4)	2	9,433	1.3%	581,950	0.7%	61.69
4Q 2021	1	1,114	0.2%	77,980	0.1%	70.00

Total 2021	3	10,547	1.5%	659,930	0.8%	62.57
1Q 2022	1	1,801	0.3%	235,634	0.3%	130.84
2Q 2022	—	—	0.0%	—	0.0%	—
3Q 2022	6	41,721	5.9%	4,829,625	5.8%	115.76
4Q 2022	1	1,671	0.2%	222,243	0.3%	133.00

Total 2022	8	45,193	6.4%	5,287,502	6.4%	117.00
2023	5	7,500	1.1%	3,380,591	4.1%	450.75
2024	9	30,114	4.2%	4,967,988	6.0%	164.97
2025	4	23,469	3.3%	4,394,355	5.3%	187.24
2026	6	66,761	9.4%	4,092,125	4.9%	61.30
2027	6	54,238	7.6%	7,881,063	9.5%	145.31
2028	5	11,351	1.6%	1,738,308	2.1%	153.14
2029	8	106,926	15.1%	19,926,727	24.0%	186.36
2030	9	67,565	9.5%	8,277,854	10.0%	122.52
2031	10	84,467	11.9%	14,064,844	16.9%	166.51
Thereafter	11	81,066	11.4%	8,329,792	10.0%	102.75

Total retail properties	88	709,763	100.0%	$83,001,079	100.0%	$140.87

Notes:

(1)	If a lease has two different expiration dates, it is considered to be two leases (for the purpose of lease count and square footage).
(2)

Excludes (i) 204,168 rentable square feet of space across the Company portfolio attributable to building management use and tenant amenities and (ii) 79,613 square feet of space attributable to the Company’s observatory.

(3)	Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(4)	Represents leases that are included in occupancy as of September 30, 2021 and expire on September 30, 2021.

Third Quarter 2021 Tenant Lease Expirations (unaudited)

Empire State Building Office (1)	Number of Leases Expiring (2)	Rentable Square Feet Expiring (3)	Percent of Portfolio Rentable Square Feet Expiring	Annualized Rent (4) (5)	Percent of Annualized Rent	Annualized Rent Per Rentable Square Foot
Available	—	423,636	15.6%	$—	0.0%	$—
Signed leases not commenced	2	56,719	2.1%	—	0.0%	—
3Q 2021 (6)	5	14,157	0.5%	755,041	0.5%	53.33
4Q 2021	4	16,667	0.6%	880,279	0.6%	52.82

Total 2021	9	30,824	1.1%	1,635,320	1.2%	53.05
1Q 2022	6	56,051	2.1%	3,053,694	2.2%	54.48
2Q 2022	6	26,461	1.0%	1,502,790	1.1%	56.79
3Q 2022	6	28,706	1.1%	1,977,604	1.4%	68.89
4Q 2022	3	9,843	0.4%	645,928	0.5%	65.62

Total 2022	21	121,061	4.5%	7,180,016	5.2%	59.31
2023	24	108,707	4.0%	7,449,185	5.4%	68.53
2024	23	271,661	10.0%	18,056,124	13.0%	66.47
2025	12	101,933	3.8%	6,750,282	4.9%	66.22
2026	12	132,831	4.9%	8,224,278	5.9%	61.92
2027	16	49,461	1.8%	3,335,419	2.4%	67.44
2028	6	361,307	13.3%	18,876,623	13.6%	52.25
2029	7	282,020	10.4%	17,571,549	12.7%	62.31
2030	6	210,800	7.8%	11,468,411	8.3%	54.40
2031	5	23,038	0.8%	1,918,571	1.4%	83.28
Thereafter	14	540,955	19.9%	36,282,190	26.0%	67.07

Total Empire State Building Office	157	2,714,953	100.0%	$138,747,968	100.0%	$62.09

Empire State Building Broadcasting Licenses and Leases			Annualized Base Rent (7)	Annualized Expense Reimbursements	Annualized Rent (4)	Percent of Annualized Rent
3Q 2021 (6)			$131,030	$97,653	$228,683	1.5%
4Q 2021			—	—	—	0.0%

Total 2021			131,030	97,653	228,683	1.5%
1Q 2022			—	42,841	42,841	0.3%
2Q 2022			—	—	—	0.0%
3Q 2022			—	—	—	0.0%
4Q 2022			—	—	—	0.0%

Total 2022			—	42,841	42,841	0.3%
2023			285,588	70,366	355,954	2.4%
2024			68,958	30,860	99,818	0.7%
2025			—	165,911	165,911	1.1%
2026			848,556	102,636	951,192	6.4%
2027			2,613,626	558,577	3,172,203	21.2%
2028			261,200	50,384	311,584	2.1%
2029			—	—	—	0.0%
2030			2,082,250	154,636	2,236,886	15.0%
2031			1,855,250	277,353	2,132,603	14.3%
Thereafter			4,667,890	590,845	5,258,735	35.2%

Total Empire State Building Broadcasting Licenses and Leases			$12,814,348	$2,142,062	$14,956,410	100.0%

Notes:

(1)	Excludes retail space, broadcasting licenses and observatory operations.
(2)	If a lease has two different expiration dates, it is considered to be two leases (for the purpose of lease count and square footage).
(3)	Excludes 52,508 rentable square feet of space attributable to building management use.
(4)	Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(5)

Includes approximately $4.7 million of annualized rent related to physical space occupied by broadcasting tenants for their broadcasting operations. Does not include license fees charged to broadcasting tenants.

(6)	Represents leases that are included in occupancy as of September 30, 2021 and expire on September 30, 2021.
(7)	Represents license fees for the use of the Empire State Building mast and base rent for physical space occupied by broadcasting tenants.

Third Quarter 2021 20 Largest Tenants and Portfolio Tenant Diversification by Industry (unaudited)

20 Largest Tenants	Property	Lease Expiration (1)	Weighted Average Remaining Lease Term(2)	Total Occupied Square Feet (3)	Percent of Portfolio Rentable Square Feet (4)	Annualized Rent (5)	Percent of Portfolio Annualized Rent (6)
1. LinkedIn	Empire State Building	Aug. 2036	14.9 years	418,552	4.1%	$26,656,726	5.1%
2. PVH Corp.	501 Seventh Avenue	Oct. 2028	7.1 years	237,281	2.3%	11,343,800	2.2%
3. Li & Fung	1359 Broadway, ESB	Oct. 2021 - Oct. 2028	5.1 years	209,614	2.1%	11,157,955	2.1%
4. Centric Brands Inc.	Empire State Building	Oct. 2028	7.1 years	219,059	2.2%	11,006,769	2.1%
5. Sephora	112 West 34th Street	Jan. 2029	7.3 years	11,334	0.1%	10,528,487	2.0%
6. Macy’s	111 West 33rd Street	May 2030	8.7 years	131,117	1.3%	8,185,511	1.6%
7. Coty	Empire State Bilding	Jan. 2030	8.3 years	156,187	1.5%	7,943,754	1.5%
8. Urban Outfitters	1333 Broadway	Sept. 2029	8.0 years	56,730	0.6%	7,612,048	1.4%
9. Federal Deposit Insurance Corp.	Empire State Building	Dec. 2024	3.3 years	119,226	1.2%	7,584,532	1.4%
10. Signature Bank	1333 & 1400 Broadway	Jul. 2030 - Apr. 2035	13.1 years	124,884	1.2%	7,540,459	1.4%
11. The Interpublic Group of Co’s, Inc.	111 West 33rd St & 1400 B’Way	Jul. 2024 - Feb. 2025	3.0 years	128,296	1.3%	7,221,237	1.4%
12. Footlocker	112 West 34th Street	Sept. 2031	10.0 years	34,192	0.3%	7,046,880	1.3%
13. HNTB Corporation	Empire State Building	Feb. 2029	7.4 years	105,143	1.0%	6,982,283	1.3%
14. Franklin Templeton	First Stamford Place	Sept. 2024	3.0 years	137,583	1.4%	6,426,634	1.2%
15. Shutterstock	Empire State Building	Apr. 2029	7.6 years	104,386	1.0%	5,974,821	1.1%
16. Fragomen	1400 Broadway	Feb. 2035	13.4 years	107,680	1.1%	5,922,400	1.1%
17. The Michael J. Fox Foundation	111 West 33rd Street	Nov. 2029	8.2 years	86,492	0.9%	5,649,928	1.1%
18. ASCAP	250 West 57th Street	Aug. 2034	12.9 years	87,943	0.9%	5,465,025	1.0%
19. Duane Reade	ESB, 1350 Broadway	May 2025 - Sept. 2027	4.8 years	39,142	0.4%	4,788,233	0.9%
20. On Deck Capital, Inc.	1400 Broadway	Dec. 2026	5.3 years	82,657	0.8%	4,762,071	0.9%

Total				2,597,498	25.7%	$169,799,553	32.1%

Notes:

(1)	Expiration dates are per lease and do not assume exercise of renewal or extension options. For tenants with more than two leases, the lease expiration is shown as a range.
(2)	Represents the weighted average lease term, based on annualized rent.
(3)	Based on leases signed and commenced as of September 30, 2021.
(4)	Represents the percentage of rentable square feet of the Company’s office and retail portfolios in the aggregate.
(5)	Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(6)	Represents the percentage of annualized rent of the Company’s office and retail portfolios in the aggregate.

Portfolio Tenant Diversification by Industry (based on annualized rent)

Third Quarter 2021 Capital Expenditures and Redevelopment Program and Leasing Opportunity (unaudited and dollars in thousands)

	Three Months Ended
Capital expenditures	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Tenant improvements - first generation	$3,149	$—	$13,244	$10,098	$8,599
Tenant improvements - second generation	10,364	15,903	6,435	6,466	12,961
Leasing commissions - first generation	—	—	—	—	—
Leasing commissions - second generation	4,110	5,215	3,156	6,292	730
Building improvements - first generation	775	1,423	78	4,436	5,672
Building improvements - second generation	4,767	5,541	3,462	2,531	5,494
Observatory capital project	—	—	—	—	498
Development (1)	—	—	98	28	767

Total	$23,165	$28,082	$26,473	$29,851	$34,721

Note:

(1)	Primarily represents design and engineering costs.

Leasing Opportunity - Inventory of Current Vacant Space as of September 30, 2021 (in square feet)

Total Portfolio vacant space	1,671,000

Signed leases not commenced (“SLNC”):
Manhattan Office Properties SLNC	224,000
Greater New York Office Properties SLNC	18,000
Retail Properties SLNC	63,000
Redeveloped Manhattan Office space	787,000
Greater New York Office Properties space	355,000
Retail Properties space	58,000
Undeveloped Manhattan Office space	75,000
Space held off market	39,000
Other	52,000

Total	1,671,000

Notes:

(2)	These estimates are based on the Company’s current budgets and are subject to change.
(3)

Redevelopment program is for the Manhattan office assets only. Square footage based on market measurement. Developed space includes space that has been demolished and completed asbestos abatement and available for lease up or ready to be prebuilt. Permanent building use spaces, amenity spaces and broadcasting spaces are excluded.

Third Quarter 2021 Observatory Summary (unaudited and dollars in thousands)

		Three Months Ended
Observatory NOI (1)	Twelve Months to Date	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Observatory revenue (2)	$28,766	$12,796	$8,359	$2,603 (7)	$5,008 (8)	$4,419 (9)
Observatory expenses	21,862	6,370	5,268	4,588	5,636	5,931

NOI	6,904	6,426	3,091	(1,985)	(628)	(1,512)
Intercompany rent expense (3)	20,742	5,310	6,029	4,932	4,471	(2,233)

NOI after intercompany rent	$(13,838)	$1,116	$(2,938)	$(6,917)	$(5,099)	$721

Observatory Metrics
Number of visitors (4)		255,000	162,000	51,000	55,000	30,000
Change in visitors year over year		750.0%	N/A	(87.9%)	(93.8%)	(97.1%)
Number of bad weather days during open days (“BWD”) (5)		18	9	17	22	N/A
Days closed due to COVID-19		—	—	—	—	19
102nd floor revenue (6)		$1,699	$1,094	$392	$349	$129

Notes:

(1)	Due to the COVID-19 pandemic, the Observatory was closed on March 16, 2020. The 86th floor Observatory reopened on July 20, 2020 and the 102nd floor Observatory reopened on August 24, 2020.
(2)

Observatory revenues include the fixed license fee received from WDFG North America, the Observatory gift shop operator. For the three months ended September 30, 2021, June 30, 2021, March 31, 2021, December 31, 2020 and September 30, 2020, the fixed license fee was $750, $750, $4, $1,496 and $1,180, respectively.

(3)	The Observatory pays a market-based rent payment comprised of fixed and percentage rent to the Empire State Building. Intercompany rent is eliminated upon consolidation.
(4)	Reflects the number of visitors who pass through the turnstile, excluding visitors who make a second visit on the same ticket at no additional charge.
(5)	The Company defines a bad weather day as one in which the top of the Empire State Building is obscured from view for more than 50% of the day.
(6)	Reflects revenues derived from the 102nd floor observatory which are included in total observatory revenues above.
(7)	Observatory revenue for the first quarter 2021 includes $0.1 million of deferred revenue recognized this quarter related to unused tickets.
(8)	Observatory revenue for the fourth quarter 2020 includes $1.3 million of deferred revenue recognized this quarter related to unused tickets.
(9)	Observatory revenue for the third quarter 2020 includes $2.0 million of deferred revenue recognized this quarter related to unused tickets and earned income from our tour and travel partners.

Annual Observatory Revenues 2016 to 2020

Note:

(1)	The 102nd floor observatory was closed for approximately nine months in 2019 for renovations.
(2)	The observatory experienced a significant decline in visitors from the second week of March and was closed on March 16, 2020 through July 20, 2020.

Third Quarter 2021 Condensed Consolidated Balance Sheets (unaudited and dollars in thousands)

	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Assets
Commercial real estate properties, at cost:
Land	$201,196	$201,196	$201,196	$201,196	$201,196
Development costs	8,007	8,064	8,064	7,966	7,938
Building and improvements	2,978,531	2,959,259	2,943,148	2,924,804	2,925,532

	3,187,734	3,168,519	3,152,408	3,133,966	3,134,666
Less: accumulated depreciation	(1,055,731)	(1,007,429)	(973,940)	(941,612)	(927,517)

Commercial real estate properties, net	2,132,003	2,161,090	2,178,468	2,192,354	2,207,149
Cash and cash equivalents	582,188	540,604	567,102	526,714	373,088
Restricted cash	38,779	37,966	40,295	41,225	54,865
Tenant and other receivables	21,664	19,238	16,749	21,541	25,853
Deferred rent receivables	228,394	231,143	228,117	222,508	223,886
Prepaid expenses and other assets	60,522	71,399	50,427	77,182	50,773
Deferred costs, net	189,327	200,735	207,058	203,853	207,774
Acquired below-market ground leases, net	338,862	340,820	342,777	344,735	346,693
Right of use assets	28,945	28,998	29,051	29,104	29,154
Goodwill	491,479	491,479	491,479	491,479	491,479

Total assets	$4,112,163	$4,123,472	$4,151,523	$4,150,695	$4,010,714

Liabilities and Equity
Mortgage notes payable, net	$773,925	$774,612	$775,276	$775,929	$603,178
Senior unsecured notes, net	973,320	973,267	973,214	973,159	973,106
Unsecured term loan facility, net	388,095	387,954	387,811	387,561	387,309
Unsecured revolving credit facility, net	—	—	—	—	—
Accounts payable and accrued expenses	94,216	89,254	102,381	103,203	111,918
Acquired below-market leases, net	23,512	28,532	30,112	31,705	33,405
Ground lease liabilities	28,945	28,998	29,051	29,104	29,154
Deferred revenue and other liabilities	90,427	81,762	94,625	88,319	77,572
Tenants’ security deposits	26,042	25,885	27,858	30,408	51,257

Total liabilities	2,398,482	2,390,264	2,420,328	2,419,388	2,266,899
Total equity	1,713,681	1,733,208	1,731,195	1,731,307	1,743,815

Total liabilities and equity	$4,112,163	$4,123,472	$4,151,523	$4,150,695	$4,010,714

Third Quarter 2021 Condensed Consolidated Statements of Operations (unaudited and in thousands, except per share amounts)

	Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Revenues
Rental revenue (1)	$139,558	$140,797	$140,231	$137,050	$139,909
Observatory revenue	12,796	8,359	2,603	5,008	4,419
Lease termination fees	11,321	3,339	1,289	7,841	331
Third party management and other fees	314	327	276	295	283
Other revenue and fees	1,059	586	905	1,205	1,633

Total revenues	165,048	153,408	145,304	151,399	146,575
Operating expenses
Property operating expenses	33,357	28,793	30,279	31,087	33,836
Ground rent expenses	2,331	2,332	2,331	2,332	2,331
General and administrative expenses	14,427	14,089	13,853	13,627	14,517
Observatory expenses	6,370	5,268	4,588	5,636	5,931
Real estate taxes	29,566	31,354	31,447	31,894	31,196
Impairment charges	—	—	—	—	2,103	(2)
Depreciation and amortization	65,794	45,088	44,457	47,397	44,733

Total operating expenses	151,845	126,924	126,955	131,973	134,647

Total operating income	13,203	26,484	18,349	19,426	11,928
Other income (expense)
Interest income	211	164	122	108	366
Interest expense	(23,577)	(23,422)	(23,554)	(23,001)	(23,360)
Loss on early extinguishment of debt	—	—	(214)	—	—
Initial public offering litigation expense	—	—	—	—	(1,165	)(3)

Income (loss) before income taxes	(10,163)	3,226	(5,297)	(3,467)	(12,231)
Income tax (expense) benefit	(20)	1,185	2,106	4,177	(38)

Net income (loss)	(10,183)	4,411	(3,191)	710	(12,269)
Perpetual preferred unit distributions	(1,050)	(1,051)	(1,050)	(1,050)	(1,050)
Net (income) loss attributable to non-controlling interests	4,256	(1,285)	1,620	130	5,115

Net income (loss) attributable to common stockholders	$(6,977)	$2,075	$(2,621)	$(210)	$(8,204)

Weighted average common shares outstanding
Basic	172,494	171,615	171,735	171,970	173,048

Diluted	277,716	278,436	277,881	278,471	280,940

Net income (loss) per share attributable to common stockholders
Basic and diluted	$(0.04)	$0.01	$(0.02)	$—	$(0.05)

Dividends per share	$0.035	$0.035	$—	$—	$—

(1)	The following table reflects the components of rental revenue.

	Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Rental Revenue
Base rent	$125,455	$125,091	$126,231	$121,486	$123,821
Billed tenant expense reimbursement	14,103	15,706	14,000	15,564	16,088

Total rental revenue	$139,558	$140,797	$140,231	$137,050	$139,909

The Company believes the preceding table of the components of rental revenue is not, and is not intended to be, a presentation in accordance with GAAP. The Company believes this information is frequently used by management, investors, securities analysts and other interested parties to evaluate the Company’s performance.

(2)	Reflects a non-cash write-off of prior capitalized expenditures on a development project that is unlikely to continue.
(3)	Represents an accrued expense which reflects an estimated liability associated with the IPO-related litigation.

Third Quarter 2021

Funds from Operations (“FFO”), Modified Funds From Operations (“Modified FFO”), Core Funds

from Operations (“Core FFO”), Core Funds Available for Distribution (“Core FAD”) and EBITDA

(unaudited and in thousands, except per share amounts)

	Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Reconciliation of Net Income to FFO, Modified FFO and Core FFO
Net Income (loss)	$(10,183)	$4,411	$(3,191)	$710	$(12,269)
Preferred unit distributions	(1,050)	(1,051)	(1,050)	(1,050)	(1,050)
Real estate depreciation and amortization	64,565	43,480	43,104	45,690	43,029
Impairment charges, net of reimbursement	—	—	—	—	1,259

FFO attributable to common stockholders and non-controlled interests	53,332	46,840	38,863	45,350	30,969
Amortization of below-market ground lease	1,957	1,958	1,958	1,958	1,957

Modified FFO attributable to common stockholders and non-controlled interests	55,289	48,798	40,821	47,308	32,926
Loss on early extinguishment of debt	—	—	214	—	—
Severance expenses	—	—	—	—	805
IPO litigation expense	—	—	—	—	1,165

Core FFO attributable to common stockholders and non-controlled interests	$55,289	$48,798	$41,035	$47,308	$34,896

Total weighted average shares and Operating Partnership Units
Basic	277,716	277,893	277,881	278,427	280,940

Diluted	277,716	278,436	277,881	278,471	280,940

FFO attributable to common stockholders and non-controlled interests per share
Basic	$0.19	$0.17	$0.14	$0.16	$0.11

Diluted	$0.19	$0.17	$0.14	$0.16	$0.11

Modified FFO attributable to common stockholders and non-controlled interests per share
Basic	$0.20	$0.18	$0.15	$0.17	$0.12

Diluted	$0.20	$0.18	$0.15	$0.17	$0.12

Core FFO attributable to common stockholders and non-controlled interests per share
Basic	$0.20	$0.18	$0.15	$0.17	$0.12

Diluted	$0.20	$0.18	$0.15	$0.17	$0.12

Reconciliation of Core FFO to Core FAD
Core FFO	$55,289	$48,798	$41,035	$47,308	$34,896
Add:
Amortization of deferred financing costs	1,051	1,136	1,204	1,150	1,041
Non-real estate depreciation and amortization	1,229	1,608	1,353	1,707	1,704
Amortization of non-cash compensation expense	5,378	5,303	4,735	5,321	5,504
Amortization of loss on interest rate derivative	1,529	1,529	1,529	1,529	1,529
Deduct:
Straight-line rental revenues	(3,087)	(3,763)	(6,347)	640	(395)
Above/below-market rent revenue amortization	(4,244)	(717)	(654)	(674)	(679)
Corporate capital expenditures	(228)	(30)	(109)	(425)	(332)
Tenant improvements - second generation	(10,364)	(15,903)	(6,435)	(6,466)	(12,961)
Building improvements - second generation	(4,767)	(5,541)	(3,462)	(2,531)	(5,494)
Leasing commissions - second generation	(4,110)	(5,215)	(3,156)	(6,292)	(730)

Core FAD	$37,676	$27,205	$29,693	$41,267	$24,083

Reconciliation of Net Income to EBITDA and Adjusted EBITDA
Net income (loss)	$(10,183)	$4,411	$(3,191)	$710	$(12,269)
Interest expense	23,577	23,422	23,554	23,001	23,360
Income tax expense (benefit)	20	(1,185)	(2,106)	(4,177)	38
Depreciation and amortization	65,794	45,088	44,457	47,397	44,733

EBITDA	79,208	71,736	62,714	66,931	55,862
Impairment charges, net of reimbursement	—	—	—	—	1,259

Adjusted EBITDA	$79,208	$71,736	$62,714	$66,931	$57,121

Third Quarter 2021 Debt Summary (unaudited and dollars in thousands)

	September 30, 2021			June 30, 2021
		Weighted Average			Weighted Average
		Interest	Maturity		Interest	Maturity
Debt Summary	Balance	Rate	(Years)	Balance	Rate	(Years)
Fixed rate mortgage debt	$783,831	3.81%	7.8	$784,858	3.81%	8.0
Senior unsecured notes	975,000	4.10%	8.4	975,000	4.10%	8.7
Unsecured term loan facilities (1)	265,000	3.40%	3.8	265,000	3.40%	4.1

Total fixed rate debt	2,023,831	3.91%	7.6	2,024,858	3.91%	7.8
Unsecured term loan facilities	125,000	1.58%	5.3	125,000	1.60%	5.5
Unsecured revolving credit facilities	—	—	3.5	—	0.00%	3.8

Total variable rate debt	125,000	1.58%	4.8	125,000	1.60%	5.0

Total debt	2,148,831	3.91%	7.4	2,149,858	3.91%	7.7

Deferred financing costs, net	(13,491)			(14,025)

Total	$2,135,340			$2,135,833

Note:

(1)	LIBOR is fixed at 2.1485% for $265 million under a variable to fixed interest rate swap agreement.

		Outstanding at
		September 30,	Letters	Available
Available Capacity	Facility	2021	of Credit	Capacity
Unsecured revolving credit facility (1)	$850,000	$—	$—	$850,000

		Current	In
Covenant Summary	Required	Quarter	Compliance
Maximum Total Leverage(2)	< 60%	35.7%	Yes
Maximum Secured Debt	< 40%	13.0%	Yes
Minimum Fixed Charge Coverage	> 1.50x	2.8x	Yes
Minimum Unencumbered Interest Coverage	> 1.75x	5.2x	Yes
Maximum Unsecured Leverage	< 60%	28.7%	Yes

Notes:

(1)

The unsecured revolving credit and term loan facilities have an accordion feature allowing for an increase in maximum aggregate principal balance to $1.5 billion under certain circumstances. This unsecured revolving credit facility matures in March 2025 with two additional six-month extension options.

(2)	Represents the ratio of total indebtedness to total asset value as defined and determined in accordance with the credit facility agreement.

Third Quarter 2021 Debt Detail (unaudited and dollars in thousands)

	Stated	Effective
	Interest	Interest	Principal	Maturity
	Rate (%)	Rate (%) (1)	Balance	Date	Amortization
Fixed rate mortgage debt:
Metro Center	3.59%	3.66%	$85,627	11/5/2024	30 years
10 Union Square	3.70%	3.97%	50,000	4/1/2026	Interest only
1542 Third Avenue	4.29%	4.53%	30,000	5/1/2027	Interest only
First Stamford Place (2)	4.28%	4.74%	180,000	7/1/2027	5 years interest only; 30 years thereafter
1010 Third Avenue and 77 West 55th Street	4.01%	4.22%	36,875	1/5/2028	30 years
250 West 57th Street	2.83%	3.23%	180,000	12/1/2030	Interest only
10 Bank Street	4.23%	4.37%	31,329	6/1/2032	25 years
383 Main Avenue	4.44%	4.55%	30,000	6/30/2032	5 years interest only; 30 years thereafter
1333 Broadway	4.21%	4.28%	160,000	2/5/2033	Interest only

Total mortgage debt			783,831
Unsecured term loan facility	LIBOR plus 1.20%	3.57%	215,000	3/19/2025	Interest only
Unsecured revolving credit facility	LIBOR plus 1.30%	—	—	3/31/2025	Interest only
Unsecured term loan facility	LIBOR plus 1.50%	3.67%	175,000	12/31/2026	Interest only
Senior unsecured notes:
Series A	3.93%	3.96%	100,000	3/27/2025	Interest only
Series B	4.09%	4.12%	125,000	3/27/2027	Interest only
Series C	4.18%	4.21%	125,000	3/27/2030	Interest only
Series D	4.08%	4.11%	115,000	1/22/2028	Interest only
Series E	4.26%	4.27%	160,000	3/22/2030	Interest only
Series F	4.44%	4.45%	175,000	3/22/2033	Interest only
Series G	3.61%	4.89%	100,000	3/17/2032	Interest only
Series H	3.73%	5.00%	75,000	3/17/2035	Interest only

Total / weighted average debt	3.91%	4.11%	2,148,831

Deferred financing costs, net			(13,491)

Total			$2,135,340

Notes:

(1)	The effective interest rate is composed of the stated interest rate, deferred financing cost amortization and interest associated with variable to fixed interest rate swap agreements.
(2)	Represents a $164 million mortgage loan bearing interest at 4.09% and a $16 million loan bearing interest at 6.25%.

Third Quarter 2021 Debt Maturities and Ground Lease Commitments (unaudited and dollars in thousands)

					Weighted
					Average
					Interest
				Percentage of	Rate of
Year	Maturities (1)	Amortization	Total	Total Debt	Maturing Debt
2021	$—	$1,037	$1,037	0.0%	n/a
2022	—	5,628	5,628	0.3%	n/a
2023	—	7,876	7,876	0.4%	n/a
2024	77,675	7,958	85,633	4.0%	3.59%
2025	315,000	5,826	320,826	14.9%	3.57%
2026	225,000	6,080	231,080	10.8%	3.83%
2027	319,000	5,008	324,008	15.1%	4.21%
2028	146,092	1,877	147,969	6.9%	4.06%
2029	—	1,959	1,959	0.1%	n/a
2030	465,000	2,045	467,045	21.7%	3.68%
Thereafter	552,655	3,115	555,770	25.9%	4.13%

Total debt	$2,100,422	$48,409	2,148,831	100.0%	3.91%

Deferred financing costs, net			(13,491)

Total			$2,135,340

Note:

(1)	Assumes no extension options are exercised.

Debt Maturity Profile

Ground Lease Commitments (1)

Year	1350 Broadway (2)	1400 Broadway (3)	111 West 33rd Street (4)	Total
2021	$27	$169	$184	$380
2022	108	675	735	1,518
2023	108	675	735	1,518
2024	108	675	735	1,518
2025	108	675	735	1,518
Thereafter	1,821	25,650	37,791	65,262

	$2,280	$28,519	$40,915	$71,714

Notes:

(1)	There are no fair value market resets, no step-ups, and no escalations in the three ground lease commitments.
(2)	Expires July 31, 2050 with a remaining term, including unilateral extension rights available to the Company, of approximately 29 years.
(3)	Expires December 31, 2063 with a remaining term, including unilateral extension rights available to the Company, of approximately 42 years.
(4)	Expires May 31, 2077 with a remaining term, including unilateral extension rights available to the Company, of approximately 56 years.

Third Quarter 2021 Supplemental Definitions

Funds From Operations (“FFO”)

We compute FFO in accordance with the “White Paper” on FFO published by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income (loss) (determined in accordance with GAAP), excluding impairment writedowns of investments in depreciable real estate and investments in in-substance real estate investments, gains or losses from debt restructurings and sales of depreciable operating properties, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), less distributions to non-controlling interests and gains/losses from discontinued operations and after adjustments for unconsolidated partnerships and joint ventures. FFO is a widely recognized non-GAAP financial measure for REITs that we believe, when considered with financial statements determined in accordance with GAAP, is useful to investors in understanding financial performance and providing a relevant basis for comparison among REITs. In addition, FFO is useful to investors as it captures features particular to real estate performance by recognizing that real estate has generally appreciated over time or maintains residual value to a much greater extent than do other depreciable assets. Investors should review FFO, along with GAAP net income, when trying to understand an equity REIT’s operating performance. We present FFO because we consider it an important supplemental measure of our operating performance and believe that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results of operations, the utility of FFO as a measure of its performance is limited. There can be no assurance that FFO presented by us is comparable to similarly titled measures of other REITs. FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Although FFO is a measure used for comparability in assessing the performance of REITs, as the NAREIT White Paper only provides guidelines for computing FFO, the computation of FFO may vary from one company to another.

Modified Funds From Operations (“Modified FFO”)

Modified FFO adds back an adjustment for any above or below-market ground lease amortization to traditionally defined FFO. We consider this a useful supplemental measure in evaluating our operating performance due to the non-cash accounting treatment under GAAP, which stems from the third quarter 2014 acquisition of two option properties following our formation transactions as they carry significantly below market ground leases, the amortization of which is material to our overall results. We present Modified FFO because we consider it an important supplemental measure of our operating performance in that it adds back the non-cash amortization of below-market ground leases. There can be no assurance that Modified FFO presented by us is comparable to similarly titled measures of other REITs. Modified FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Modified FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions.

Core Funds From Operations (“Core FFO”)

Core FFO adds back to Modified FFO the following items: loss on early extinguishment of debt, acquisition expenses, severance expenses and IPO litigation expense. The Company presents Core FFO because it considers it an important supplemental measure of its operating performance in that it excludes non-recurring items. There can be no assurance that Core FFO presented by the Company is comparable to similarly titled measures of other REITs. Core FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Core FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. In future periods, we may also exclude other items from Core FFO that we believe may help investors compare our results.

Core Funds Available for Distribution (“Core FAD”)

In addition to Core FFO, we present Core FAD by (i) adding to Core FFO non-real estate depreciation and amortization, the amortization of deferred financing costs, amortization of debt discounts and non-cash compensation expenses and (ii) deducting straight line rent, recurring second generation leasing commissions, tenant improvements, prebuilts, capital expenditures, furniture, fixtures & equipment, amortization of debt premiums and above/below market rent revenue. Core FAD is presented solely as a supplemental disclosure that we believe provides useful information regarding our ability to fund our dividends. Core FAD does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Core FAD is not indicative of cash available to fund ongoing cash needs., including the ability to make cash distributions. There can be no assurance that Core FAD presented by us is comparable to similarly titled measures of other REITs.

Net Operating Income (NOI)

NOI is a non-GAAP financial measure of performance. NOI is used by our management to evaluate and compare the performance of our properties and to determine trends in earnings and to compute the fair value of our properties as it is not affected by; (i) the cost of funds of the property owner, (ii) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP, (iii) acquisition expenses, impairment charges, loss on early extinguishment of debt and loss from derivative financial instruments or (iv) general and administrative expenses and other gains and losses that are specific to the property owner. The cost of funds is eliminated from net operating income because it is specific to the particular financing capabilities and constraints of the owner. The cost of funds is also eliminated because it is dependent on historical interest rates and other costs of capital as well as past decisions made by us regarding the appropriate mix of capital which may have changed or may change in the future. Depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets are eliminated because they may not accurately represent the actual change in value in our office or retail properties that result from use of the properties or changes in market conditions. While certain aspects of real property do decline in value over time in a manner that is reasonably captured by depreciation and amortization, the value of the properties as a whole have historically increased or decreased as a result of changes in overall economic conditions instead of from actual use of the property or the passage of time. Gains and losses from the sale of real property vary from property to property and are affected by market conditions at the time of sale which will usually change from period to period. These gains and losses can create distortions when comparing one period to another or when comparing our operating results to the operating results of other real estate companies that have not made similarly timed, purchases or sales. We believe that eliminating these costs from net income is useful because the resulting measure captures the actual revenue, generated and actual expenses incurred in operating our properties as well as trends in occupancy rates, rental rates and operating costs. However, the usefulness of NOI is limited because it excludes general and administrative costs, interest expense, depreciation and amortization expense and gains or losses from the sale of properties, and other gains and losses as stipulated by GAAP, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, all of which are significant economic costs. NOI may fail to capture significant trends in these components of net income which further limits its usefulness. NOI is a measure of the operating performance of our properties but does not measure our performance as a whole. NOI is therefore not a substitute for net income as computed in accordance with GAAP. This measure should be analyzed in conjunction with net income computed in accordance with GAAP. Other companies may use different methods for calculating NOI or similarly titled measures and, accordingly, our NOI may not-be comparable to similarly titled measures reported by other companies that do not define the measure exactly as we do.

EBITDA and Adjusted EBITDA

We compute EBITDA as net income plus interest expense, income taxes and depreciation. We present EBITDA because we believe that EBITDA, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of its ability to incur and service debt. EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of its liquidity. For adjusted EBITDA, we add back impairment charges.